Coachmen

SUN COMMUNITIES, INC.

Press Release

THIRD QUARTER 2014

NEWS RELEASE
October 30, 2014

Sun Communities, Inc. Reports 2014 Third Quarter Results

Southfield, MI, October 30, 2014 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its third quarter results.

Highlights: Three Months Ended September 30, 2014

•
FFO(1) excluding transaction costs was $0.96 per diluted share and OP unit ("Share") for the three months ended September 30, 2014 as compared to $0.82 per Share for the three months ended September 30, 2013.

•	Same site Net Operating Income (“NOI”)(2) increased by 9.2 percent as compared to the three months ended September 30, 2013.

•	Revenue producing sites increased by 428 sites bringing total portfolio occupancy to 92.5 percent.

•	Announced the American Land Lease ("ALL") 59 community portfolio acquisition for approximately$1.32 billion.

•	Sold six communities, three located in Michigan, two located in Indiana and one in Ohio for total proceeds of $44.6 million.

•	Raised $349.1 million in proceeds from a follow-on offering of 6.9 million shares of common stock.

"This has been a very significant quarter for the Company.  The ALL acquisition will strengthen our holdings with high quality communities in our best markets, provides additional opportunities for solid growth, and substantially increases our market cap," said Gary A. Shiffman, Chairman and CEO. "At the same time, key metrics, such as occupancy increases, revenue increases and same site NOI growth, are very strong and continue to trend in a positive direction, while applications to live in our communities are at a historical high."

Funds from Operations (“FFO”)(1)

FFO(1) excluding transaction costs was $42.1 million and $32.1 million, or $0.96 and $0.82 per Share for the three months ended September 30, 2014 and 2013, respectively. For the nine months ended September 30, 2014 and 2013, FFO(1) excluding transaction costs was $113.2 million and $90.9 million, or $2.69 and $2.44 per Share, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the third quarter of 2014 was $22.7 million, or $0.54 per diluted common share, as compared to net income of $3.7 million, or $0.10 per diluted common share, for the third quarter of 2013.

Sun Communities, Inc. 3rd Quarter 2014                                 Page 2

Net income attributable to common stockholders for the nine months ended September 30, 2014 was $35.4 million, or $0.89 per diluted common share, as compared to net income of $10.5 million, or $0.31 per diluted common share, for the nine months ended September 30, 2013.

Community Occupancy

Total portfolio occupancy increased to 92.5 percent at September 30, 2014 from 89.6 percent at September 30, 2013. During the third quarter of 2014, revenue producing sites increased by 428 sites as compared to 197 revenue producing sites gained in the third quarter of 2013.

During the nine months ended September 30, 2014, revenue producing sites increased by 1,415 sites as compared to an increase of 1,312 sites during the nine months ended September 30, 2013.

Same Site Results

For the 163 communities owned throughout 2014 and 2013, third quarter 2014 total revenues increased 6.5 percent and total expenses increased 0.7 percent, resulting in an increase in NOI(2) of 9.2 percent over the third quarter of 2013. Same site occupancy increased to 92.9 percent at September 30, 2014 from 91.4 percent at September 30, 2013.

For the nine months ended September 30, 2014, total revenues increased 6.6 percent and total expenses increased 3.0 percent, resulting in an increase in NOI(2) of 8.2 percent over the nine months ended September 30, 2013.

Home Sales

During the third quarter of 2014, 524 homes were sold as compared to 487 homes sold during the third quarter of 2013. Rental home sales, which are included in total home sales, were 208 and 239 for the third quarters of 2014 and 2013, respectively.

During the nine months ended September 30, 2014, 1,414 homes were sold compared to 1,433 homes sold during the nine months ended September 30, 2013. For the 80 new homes and 1,334 pre-owned homes sold during the first nine months of the year, the average selling price was $85,306 and $24,006, respectively. Rental home sales, which are included in total home sales, were 562 and 689 for the nine months ended September 30, 2014 and 2013, respectively.

Acquisitions

As previously announced, the Company intends to acquire the ALL portfolio as well as other manufactured housing communities from Green Courte Partners and related funds for approximately $1.32 billion. The portfolio is primarily comprised of age-restricted manufactured home communities. The transaction is subject to limited confirmatory diligence and customary closing conditions including loan assumptions, and is expected to close in two stages, with 34 properties expected to close no later than December 31, 2014, and the remaining 25 properties by January 6, 2015.

"The acquisition marketplace continues to be very active. Our acquisitions team has identified those manufactured housing and RV community opportunities which meet our criteria presenting us with a full pipeline of properties to further the Company’s growth strategies," Shiffman said.

Sale of Communities

Sun Communities, Inc. 3rd Quarter 2014                                 Page 3

The Company completed the sale of six manufactured housing communities during the quarter for proceeds totaling $44.6 million. Three of the communities were located in Michigan, two communities were located in Indiana and one community was located in Ohio.

Debt Transactions

During the quarter, the Company entered into a ten year loan agreement under which it borrowed $63.5 million at a blended interest rate of 4.56%. The loan is collateralized by five recreational vehicle communities. The proceeds were used to pay down the Company’s line of credit.

Also during the quarter, the Company paid in full $74.9 million of debt, unencumbering eight manufactured home communities.

Equity Transaction

On September 23, 2014, the Company completed a follow-on offering of 6,900,000 shares of common stock at a price of $50.60 per share. Proceeds from the offering were $349.1 million. The Company used the proceeds to pay down the Company’s line of credit and intends to use the remainder towards the portfolio acquisition described above and working capital.

2014 Guidance

Guidance for the remainder of 2014, as presented below, assumes the completion of the acquisition of the first 34 ALL properties in mid-November 2014, excludes transactions and debt extinguishment costs and includes dilution from the Company's recently completed equity offering.

	Q4 2014	2014
FFO (1) excluding transaction and debt extinguishment costs	$0.67 - $0.71	$3.36 - $3.40 per Share

Sun Communities, Inc. 3rd Quarter 2014                                 Page 4

•	Same Site Portfolio: Updated same site portfolio performance is being provided to remove recently completed dispositions.

SAME SITE PORTFOLIO (163 communities)	2013	Forecasted	Forecasted 2014
(Dollar amounts in millions)	Actuals	% Growth	Midpoint
REVENUES:
Revenue - annual and seasonal	$249.1	6.4%	$265.1
Revenue - transient	12.7	7.1%	13.6
Other property income	11.6	9.5%	12.7
Income from property *	273.4	6.6%	291.4

PROPERTY OPERATING EXPENSES:
Real estate tax	21.5	1.4%	21.8
Property operating and maintenance *	60.7	3.8%	63.0
Total operating expense	82.2	3.2%	84.8

NOI(2) from Real Property	$191.2	8.1%	$206.6

*The foregoing table nets $18.8 million of utility revenue against the related utility expense in property operating and maintenance expense.

•
Acquisition Portfolio: Information pertaining to the 55 properties excluded from the Company's same site portfolio is presented in the table below, including estimated operating results from 34 of the ALL properties expected to close in 2014.

ACQUISITION PORTFOLIO (55 communities)	Forecasted 2014
(Dollar amounts in millions)	Midpoint
REVENUES:
Revenue - annual and seasonal	$19.9
Revenue - transient	18.1
Other property income	2.5
Income from property	40.5

PROPERTY OPERATING EXPENSES:
Real estate tax	2.1
Property operating and maintenance	16.5
Total operating expense	18.6

NOI(2) from Real Property	$21.9

The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, but may be affected by the risks outlined below under the caption "Forward-Looking Statements" and may differ materially from actual results.

Sun Communities, Inc. 3rd Quarter 2014                                 Page 5

Earnings Conference Call

A conference call to discuss third quarter operating results will be held on Thursday, October 30, 2014 at 11:00 A.M. (EDT). To participate, call toll-free 888-539-3696. Callers outside the U.S. or Canada can access the call at 719-325-2452. A replay will be available following the call through November 13, 2014, and can be accessed toll-free by calling 888-203-1112 or by calling 719-457-0820. The Conference ID number for the call and the replay is 5390763. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 184 communities comprising approximately 70,000 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 3rd Quarter 2014                                 Page 6

Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of the recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, the closing of the ALL acquisition on expected time frames and terms, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2013 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 3rd Quarter 2014                                 Page 7

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Sun Communities, Inc. 3rd Quarter 2014                                 Page 8

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) September 30, 2014	December 31, 2013
ASSETS
Investment property, net (including $55,468 and $56,805 for consolidated variable interest entities at September 30, 2014 and December 31, 2013)	$1,884,632	$1,755,052
Cash and cash equivalents	259,152	4,753
Inventory of manufactured homes	5,480	5,810
Notes and other receivables, net	168,341	164,685
Other assets	113,192	68,936
TOTAL ASSETS	$2,430,797	$1,999,236
LIABILITIES
Debt (including $44,670 and $45,209 for consolidated variable interest entities at September 30, 2014 and December 31, 2013)	$1,393,941	$1,311,437
Lines of credit	—	181,383
Other liabilities	123,351	109,342
TOTAL LIABILITIES	$1,517,292	$1,602,162
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, Authorized: 10,000 shares; Issued and outstanding: 3,400 shares at September 30, 2014 and December 31, 2013	$34	$34
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 48,010 at September 30, 2014 and 36,140 shares at December 31, 2013	480	361
Additional paid-in capital	1,709,337	1,141,590
Accumulated other comprehensive loss	(277)	(366)
Distributions in excess of accumulated earnings	(807,590)	(761,112)
Total Sun Communities, Inc. stockholders' equity	901,984	380,507
Noncontrolling interests:
Series A-1 preferred OP units	43,670	45,548
Series A-3 preferred OP units	3,463	3,463
Common OP units	(35,498)	(31,907)
Consolidated variable interest entities	(114)	(537)
Total noncontrolling interest	11,521	16,567
TOTAL STOCKHOLDERS’ EQUITY	913,505	397,074
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,430,797	$1,999,236

Sun Communities, Inc. 3rd Quarter 2014                                 Page 9

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Income from real property	$94,245	$80,158	$267,847	$234,969
Revenue from home sales	13,913	14,145	38,849	40,200
Rental home revenue	9,829	8,445	28,964	23,783
Ancillary revenues, net	3,565	932	5,198	1,376
Interest	3,545	3,442	10,425	9,587
Brokerage commissions and other income, net	338	79	720	349
Total revenues	125,435	107,201	352,003	310,264
COSTS AND EXPENSES
Property operating and maintenance	28,031	24,379	76,413	66,593
Real estate taxes	6,004	5,602	18,092	17,146
Cost of home sales	10,524	10,161	29,472	29,360
Rental home operating and maintenance	6,232	5,504	16,696	14,252
General and administrative - real property	6,971	5,927	23,177	19,086
General and administrative - home sales and rentals	2,313	2,227	7,932	7,473
Transaction costs	2,399	619	4,263	2,769
Depreciation and amortization	29,917	28,790	88,851	80,116
Asset impairment charge	837	—	837	—
Interest	18,619	17,823	54,149	54,888
Interest on mandatorily redeemable debt	808	809	2,417	2,430
Total expenses	112,655	101,841	322,299	294,113
Income before gain on dispositions, income taxes and distributions from affiliate	12,780	5,360	29,704	16,151
Gain on disposition of properties, net	13,631	—	14,516	—
Provision for state income taxes	(69)	(90)	(207)	(186)
Distributions from affiliate	400	700	1,200	1,550
Net income	26,742	5,970	45,213	17,515
Less: Preferred return to Series A-1 preferred OP units	661	690	1,997	1,909
Less: Preferred return to Series A-3 preferred OP units	45	45	136	121
Less: Amounts attributable to noncontrolling interests	1,851	(28)	3,093	415
Net income attributable to Sun Communities, Inc.	24,185	5,263	39,987	15,070
Less: Series A preferred stock distributions	1,514	1,514	4,542	4,542
Net income attributable to Sun Communities, Inc. common stockholders	$22,671	$3,749	$35,445	$10,528
Weighted average common shares outstanding:
Basic	41,710	36,128	39,943	34,263
Diluted	41,722	36,143	39,959	34,279
Earnings per share:
Basic	$0.54	$0.10	$0.89	$0.31
Diluted	$0.54	$0.10	$0.89	$0.31

Distributions per common share:	$0.65	$0.63	$1.95	$1.89

Sun Communities, Inc. 3rd Quarter 2014                                 Page 10

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to Sun Communities, Inc. common stockholders	$22,671	$3,749	$35,445	$10,528
Adjustments:
Preferred return to Series A-1 preferred OP units	—	690	—	1,909
Preferred return to Series A-3 preferred OP units	—	45	—	121
Amounts attributable to noncontrolling interests	1,220	(28)	2,067	415
Depreciation and amortization	30,229	29,242	89,772	80,926
Asset impairment charge	837	—	837	—
Gain on disposition of properties, net	(13,631)	—	(14,516)	—
Gain on disposition of assets	(1,634)	(2,190)	(4,663)	(5,806)
Funds from operations ("FFO") (1)	39,692	31,508	108,942	88,093
Adjustments:
Transaction costs	2,399	619	4,263	2,769
Funds from operations excluding certain items	$42,091	$32,127	$113,205	$90,862

Weighted average common shares outstanding:	41,023	35,499	39,283	33,802
Add:
Common OP Units	2,069	2,069	2,069	2,069
Restricted stock	687	629	660	461
Common stock issuable upon conversion of Series A-1 preferred OP units	—	1,111	—	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	—	75	—	64
Common stock issuable upon conversion of stock options	12	15	16	16
Weighted average common shares outstanding - fully diluted	43,791	39,398	42,028	37,523

FFO(1) per Share - fully diluted	$0.91	$0.80	$2.59	$2.36
FFO(1) per Share excluding certain items - fully diluted	$0.96	$0.82	$2.69	$2.44

Sun Communities, Inc. 3rd Quarter 2014                                 Page 11

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change	% Change	2014	2013	Change	% Change
REVENUES:
Income from real property	$71,263	$66,914	$4,349	6.5%	$218,176	$204,588	$13,588	6.6%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	5,693	6,068	(375)	(6.2)%	16,962	17,551	(589)	(3.4)%
Legal, taxes, & insurance	1,257	1,174	83	7.1%	3,478	3,158	320	10.1%
Utilities	3,754	3,690	64	1.7%	12,924	11,923	1,001	8.4%
Supplies and repair	3,253	3,000	253	8.4%	8,483	7,844	639	8.1%
Other	1,978	2,124	(146)	(6.9)%	5,973	5,704	269	4.7%
Real estate taxes	5,491	5,230	261	5.0%	16,326	16,106	220	1.4%
Property operating expenses	21,426	21,286	140	0.7%	64,146	62,286	1,860	3.0%
NET OPERATING INCOME ("NOI")(2)	$49,837	$45,628	$4,209	9.2%	$154,030	$142,302	$11,728	8.2%

	As of September 30,
OTHER INFORMATION	2014	2013	Change
Number of properties	163	163	—
Developed sites	61,609	60,729	880
Occupied sites (3)	52,429	50,534	1,895
Occupancy % (3) (4)	92.9%	91.4%	1.5%
Weighted average monthly rent per site - MH	$458	$444	$14
Weighted average monthly rent per site - RV (5)	$415	$408	$7
Weighted average monthly rent per site - Total	$453	$440	$13
Sites available for development	5,902	6,727	(825)

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 3rd Quarter 2014                                 Page 12

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change	% Change	2014	2013	Change	% Change
REVENUES:
Rental home revenue	$9,829	$8,445	$1,384	16.4%	$28,964	$23,783	$5,181	21.8%
Site rent included in Income from real property	13,543	11,884	1,659	14.0%	40,159	34,115	6,044	17.7%
Rental Program revenue	23,372	20,329	3,043	15.0%	69,123	57,898	11,225	19.4%

EXPENSES:
Commissions	677	550	127	23.1%	1,899	1,804	95	5.3%
Repairs and refurbishment	3,049	2,704	345	12.8%	7,859	6,381	1,478	23.2%
Taxes and insurance	1,313	1,133	180	15.9%	3,935	3,233	702	21.7%
Marketing and other	1,193	1,117	76	6.8%	3,003	2,834	169	6.0%
Rental Program operating and maintenance	6,232	5,504	728	13.2%	16,696	14,252	2,444	17.1%

NET OPERATING INCOME ("NOI") (3)	$17,140	$14,825	$2,315	15.6%	$52,427	$43,646	$8,781	20.1%

Occupied rental home information as of September 30, 2014 and 2013:
Number of occupied rentals, end of period*					10,116	9,232	884	9.6%
Investment in occupied rental homes					$389,634	$338,110	$51,524	15.2%
Number of sold rental homes*					562	689	(127)	(18.4)%
Weighted average monthly rental rate*					$816	$795	$21	2.6%

Sun Communities, Inc. 3rd Quarter 2014                                 Page 13

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change	% Change	2014	2013	Change	% Change
New home sales	$2,250	$1,592	$658	41.3%	$6,825	$3,918	$2,907	74.2%
Pre-owned home sales	11,663	12,553	(890)	(7.1)%	32,024	36,282	(4,258)	(11.7)%
Revenue from home sales	13,913	14,145	(232)	(1.6)%	38,849	40,200	(1,351)	(3.4)%

New home cost of sales	1,910	1,287	623	48.4%	5,785	3,308	2,477	74.9%
Pre-owned home cost of sales	8,614	8,874	(260)	(2.9)%	23,687	26,052	(2,365)	(9.1)%
Cost of home sales	10,524	10,161	363	3.6%	29,472	29,360	112	0.4%

NOI / Gross Profit (2)	$3,389	$3,984	$(595)	(14.9)%	$9,377	$10,840	$(1,463)	(13.5)%

Gross profit – new homes	$340	$305	$35	11.5%	$1,040	$610	$430	70.5%
Gross margin % – new homes	15.1%	19.2%	(4.1)%		15.2%	15.6%	(0.4)%
Average selling price - new homes*	$86,482	$83,785	$2,697	3.2%	$85,306	$73,926	$11,380	15.4%

Gross profit – pre-owned homes	$3,049	$3,679	$(630)	(17.1)%	$8,337	$10,230	$(1,893)	(18.5)%
Gross margin % – pre-owned homes	26.1%	29.3%	(3.2)%		26.0%	28.2%	(2.2)%
Average selling price - pre-owned homes*	$23,435	$26,824	$(3,389)	(12.6)%	$24,006	$26,291	$(2,285)	(8.7)%

Home sales volume:
New home sales	26	19	7	36.8%	80	53	27	50.9%
Pre-owned home sales	498	468	30	6.4%	1,334	1,380	(46)	(3.3)%
Total homes sold	524	487	37	7.6%	1,414	1,433	(19)	(1.3)%

Sun Communities, Inc. 3rd Quarter 2014                                 Page 14

Acquisition Summary - Properties Acquired in 2013 and 2014
(amounts in thousands except for statistical data)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
REVENUES:
Income from real property	$17,588	$30,337
Revenue from home sales	151	395
Rental home revenue	105	361
Ancillary revenues, net	3,742	4,969
Total revenues	21,586	36,062
COSTS AND EXPENSES:
Property operating and maintenance	7,101	12,532
Real estate taxes	441	1,242
Cost of home sales	111	288
Rental home operating and maintenance	68	171
Total expenses	7,721	14,233

NET OPERATING INCOME ("NOI") (2)	$13,865	$21,829

		As of September 30, 2014
Other information:
Number of properties		21
Developed sites		8,068
Occupied sites (3)		3,794
Occupancy % (3)		96.9%
Weighted average monthly rent per site - MH		$402
Weighted average monthly rent per site - RV (5)		$351
Weighted average monthly rent per site - Total		$361

Home sales volume :
Pre-owned homes		53

Occupied rental home information :
Number of occupied rentals, end of period		98
Investment in occupied rental homes (in thousands)		$2,636
Weighted average monthly rental rate		$801

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 3rd Quarter 2014                                 Page 15